UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2022

VYANT BIO, INC.

(Exact Name of Company as Specified in its Charter)

Delaware	001-35817	04-3462475
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Executive Campus

2370 State Route 70, Suite 310

Cherry Hill, NJ 08002

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code (201) 479-1357

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VYNT	The Nasdaq Capital Market

Indicate by check mark whether the Company is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17 §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 14, 2022, Vyant Bio, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting, as set forth in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on July 14, 2022 (the “Proxy Statement”), are as follows:

Proposal 1. Election of Directors.

The Company’s stockholders elected the individuals set forth below to serve on the Company’s board of directors (the “Board”) until the next annual meeting and until their successors have been duly elected and qualified. The tabulation of votes with respect to the election of such directors was as follows:

Name	Votes For	Votes Against	Abstention	Broker Non-Votes
John Fletcher (Board Chair)	10,715,634	705,146	37,762	6,091,239
Geoffrey Harris	9,160,165	712,123	1,586,254	6,091,239
Joanna Horobin	10,862,006	559,791	36,745	6,091,239
Howard McLeod	9,490,299	380,355	1,587,888	6,091,239
Paul Hansen	11,191,015	229,719	37,808	6,091,239
John A. Roberts	11,083,131	337,310	38,101	6,091,239
Yung-Ping Yeh	11,153,954	279,183	25,405	6,091,239

Proposal 2. Advisory Vote on Compensation of Named Executive Officers.

The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, was approved by the Company’s stockholders. The tabulation of votes with respect to this proposal was as follows:

Votes For	Votes Against	Abstention	Broker Non-Votes
10,599,551	749,603	109,388	6,091,239

Proposal 3. Advisory Vote on Frequency of Advisory Votes for Compensation of Named Executive Officers.

The proposal to approve, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers, was approved by the Company’s stockholders in favor of once every year. The tabulation of votes with respect to this proposal was as follows:

One Year	Two Years	Three Years	Abstention	Broker Non-Votes
9,771,667	1,541,752	134,001	11,122	6,091,239

Proposal 4. Ratification of Independent Registered Public Accounting Firm.

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022, was approved by the Company’s stockholders. The tabulation of votes with respect to this proposal was as follows:

Votes For	Votes Against	Abstention
17,319,903	209,816	20,062

Proposal 5. Amendment to the Company’s Certificate of Incorporation to Grant the Board the Discretionary Authority to Effect a Reverse Stock Split.

The proposal to amend the Company’s certificate of incorporation, as amended, to authorize the Board in its discretion to effect a reverse stock split of our issued and outstanding shares of common stock, at a specific ratio, ranging from one-for-five (1:5) to one-for-fifteen (1:15), at any time prior to the one-year anniversary date of the Annual Meeting, with the timing and exact ratio to be determined by the Board if effected, was approved by the Company’s stockholders. The tabulation of votes with respect to this proposal was as follows:

Votes For	Votes Against	Abstention
16,703,370	821,347	25,064

Proposal 6. Grant of Discretionary Authority to the Company to Issue Shares of the Company’s Common Stock for Purposes of Compliance with Nasdaq Listing Rule 5635(d).

The proposal, for purposes of complying with Nasdaq Listing Rule 5635(d), to issue 20% or more of the Company’s issued and outstanding common stock from time to time at the Company’s discretion pursuant to the Company’s purchase agreement with Lincoln Park Capital Fund, LLC, dated March 28, 2022 (the “Purchase Agreement”), was approved by the Company’s stockholders. The tabulation of votes with respect to this proposal was as follows:

Votes For	Votes Against	Abstention	Broker Non-Votes
10,546,339	590,117	322,086	6,091,239

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

As described above, the following exhibits are furnished as part of this report:

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYANT BIO, INC.

Date:	July 18, 2022	By:	/s/ John A. Roberts
		Name:	John A. Roberts
		Title:	President and Chief Executive Officer